EXHIBIT 99.1
Fentura Financial, Inc.
P.O. Box 725
Fenton, MI 48430-0725

Contact:	Donald L. Grill
CEO
Fentura Financial, Inc.
(810) 714-3985

April 21, 2008
For Immediate Release
FIRST QUARTER 2008 FINANCIAL PERFORMANCE HIGHLIGHTS
Fentura Financial, Inc. reported an operating loss for the first quarter of 2008 totaling $249,000 or a loss of $0.12 per diluted share. Net income for the first quarter of 2007 totaled $948,000 or $0.44 per diluted share. The loss in 2008 was a result of additional provision for loan losses and lower net interest income than reported for the first quarter of 2007. Although first quarter 2008 provision for loan losses at $1,081,000 was lower than levels reported for both the third and fourth quarters of 2007, it was significantly higher than the $439,000 reported for the first quarter of 2007, due to continued deterioration in the subsidiary bank loan portfolios. Net interest income for the first quarter of 2008 at $4,424,000 was lower than the $5,400,000 reported for the first quarter of 2007 due to lower asset yields as a result of a significantly lower market interest rate environment and an increase in non-performing loans.
According to Fentura’s CEO, Donald L. Grill, “In spite of the asset quality issues faced by the Company, our core operating performance remains sound. We continue to expand services that contribute to our historically strong level of non-interest income and have implemented numerous initiatives that reduce our cost of operations. So when the Michigan economy begins to show signs of improvement and our loan trends stabilize, we believe these and other strategies will assist in returning the Company to profitability.”

Total assets of $609,978,000 as of March 31, 2008 decreased 2.4% from the $624,952,000 reported at March 31, 2007 due to a decline in the investment portfolio. Conversely, gross loans increased at the end of the first quarter of 2008 to $471,531,000 compared to the $459,826,000 reported at March 31, 2007, an increase of 2.5%. New commercial loans were the primary contributor to the loan growth. Total deposits of $523,470,000 at March 31, 2008 were below the $531,349,000 reported as of March 31, 2007, declining as lower market interest rates increased competition from other financial institutions for deposits. At March 31, 2008 total shareholder equity declined to $49,545,000 from the $52,304,000 reported at March 31, 2007 based on the operating losses reported in 2007 and for the first quarter of 2008.
Fentura is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank headquartered in Fenton with offices serving Fenton, Linden, Holly, Grand Blanc and Brighton; Davison State Bank headquartered in Davison, Michigan with offices serving the Davison area; and West Michigan Community Bank headquartered in Hudsonville, Michigan with offices serving Hudsonville, Holland, and Jenison. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.
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CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning future growth in earning assets and net income. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning our business, including additional factors that could materially affect our financial results, is included in our filings with the Securities and Exchange Commission.

Fentura Financial Inc.
Consolidated Balance Sheets
(Dollars in thousands)
UNAUDITED

	Mar 31	Dec 31	Sept 30	June 30	Mar 31
	2008	2007	2007	2007	2007

ASSETS
Cash and cash equivalents
Cash and due from banks	$19,314	$22,734	$22,122	$18,658	$17,236
Short term investments	2,700	7,300	350	4,250	6,100

Total cash & cash equivalents	22,014	30,034	22,472	22,908	23,336

Securities:
Securities available for sale	62,660	71,792	80,250	88,816	88,783
Securities held to maturity	8,682	8,685	8,856	8,934	10,441

Total securities	71,342	80,477	89,106	97,750	99,224
Loans held for sale	1,463	1,655	2,349	1,066	2,352
Loans:
Commercial	314,065	313,642	303,533	298,359	298,338
Real estate – construction	60,709	59,805	62,787	62,722	64,973
Real estate – mortgage	38,321	39,817	40,926	37,842	35,562
Consumer	58,436	58,139	59,800	59,147	60,953

Total loans	471,531	471,403	467,046	458,070	459,826
Less: Allowance for loan losses	(9,389)	(8,554)	(11,425)	(7,174)	(6,962)

Net loans	462,142	462,849	455,621	450,896	452,864

Bank owned life insurance	7,087	7,042	6,974	6,920	6,872
Bank premises and equipment	19,568	20,101	19,442	19,383	19,509
Federal Home Loan Bank stock	2,032	2,032	2,032	2,032	2,032
Accrued interest receivable	2,487	2,813	3,362	3,272	3,313
Goodwill	7,955	7,955	7,955	7,955	7,955
Acquisition intangibles	419	485	551	616	683
Equity Investment	2,921	3,089	—	—	—
Other assets	10,548	9,487	9,682	6,321	6,812

TOTAL ASSETS	$609,978	$628,019	$619,546	$619,119	$624,952

LIABILITIES & SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits:
Non-interest bearing deposits	71,574	75,148	75,280	81,606	77,790
Interest bearing deposits	451,896	468,355	454,654	451,012	453,559

Total deposits	523,470	543,503	529,934	532,618	531,349

Short-term borrowings	716	649	5,250	1,074	450
Federal Home Loan Bank Advances	14,031	11,030	11,030	11,030	11,052
Repurchase agreements	5,000	5,000	5,000	5,000	10,000
Subordinated debentures	14,000	14,000	14,000	14,000	14,000
Accrued interest, taxes & other liabilities	3,216	4,341	4,269	3,070	5,797

Total liabilities	560,433	578,523	569,483	566,792	572,648

STOCKHOLDERS’ EQUITY
Common stock – no par value
5,000,000 shares authorized	42,649	42,478	42,304	42,538	42,476
Retained earnings	7,231	7,488	8,180	10,827	10,524
Accumulated other comprehensive income (loss)	(335)	(470)	(421)	(1,038)	(696)

Total stockholders’ equity	49,545	49,496	50,063	52,327	52,304

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$609,978	$628,019	$619,546	$619,119	$624,952

Common stock shares issued & outstanding	2,171,681	2,163,385	2,159,536	2,164,049	2,162,107

Asset Quality Ratios:
Non-Performing Loans as a % of Total Loans	4.44%	2.86%	3.03%	0.66%	1.03%
Allowance for Loan Losses as a % of Non-Performing Loans	44.68%	63.18%	80.44%	227.44%	146.02%
Accruing Loans Past Due 90 Days More to Total Loans	0.78%	0.01%	0.20%	0.01%	0.11%
Non-Performing Assets as a % of Total Assets	4.03%	2.79%	2.92%	1.01%	1.12%

Quarterly Average Balances:
Total Loans	470,940	472,205	462,981	461,450	452,274
Total Earning Assets	566,398	565,614	564,033	564,364	569,289
Total Shareholders’ Equity	49,852	50,001	52,434	53,224	51,968
Total Assets	622,673	622,766	618,763	619,249	622,594
Diluted Shares Outstanding	2,167,415	2,162,039	2,162,669	2,165,667	2,160,899

Fentura Financial Inc.
Consolidated Income Statements
(Dollars in thousands, except per share data)
UNAUDITED

	Three Months ended
	March 31	Dec 31	Sept 30	June 30	March 31
	2008	2007	2007	2007	2007

Interest income:
Interest & fees on loans	$8,104	$8,612	$8,796	$8,917	$8,647
Interest & dividends on securities:
Taxable	628	713	786	801	917
Tax-exempt	117	158	169	180	215
Interest on federal funds sold	98	52	40	44	167

Total interest income	8,947	9,535	9,791	9,942	9,946

Interest expense:
Deposits	4,027	4,306	4,147	3,990	3,961
Borrowings	496	525	547	560	585

Total interest expense	4,523	4,831	4,694	4,550	4,546

Net interest income	4,424	4,704	5,097	5,392	5,400
Provision for loan losses	1,081	1,234	5,144	649	439

Net interest income after provision for loan losses	3,343	3,470	(47)	4,743	4,961

Non-interest income:
Service charges on deposit accounts	774	874	860	836	851
Gain on sale of mortgage loans	118	133	65	119	84
Trust & investment services income	456	462	471	461	507
Loss on sale of securities	—	2	—	—	—
Other income and fees	210	245	574	612	423

Total non-interest income	1,558	1,716	1,970	2,028	1,865

Non-interest expense:
Salaries & employee benefits	3,002	2,876	2,868	3,193	3,247
Occupancy	551	533	543	510	503
Furniture and equipment	494	549	532	534	525
Loan and collection	166	465	111	85	91
Advertising and promotional	104	90	125	159	112
Other operating expenses	1,013	991	1,057	1,117	1,018

Total non-interest expense	5,330	5,504	5,236	5,598	5,496

Income (loss) before federal income taxes	(429)	(318)	(3,313)	1,173	1,330
Federal income taxes (benefit)	(180)	(166)	(1,206)	329	382

Net Income (loss)	$(249)	$(152)	$(2,107)	$844	$948

Per Share Data:
Basic earnings	$(0.12)	$(0.07)	$(0.98)	$0.39	$0.44
Diluted earnings	$(0.12)	$(0.07)	$(0.98)	$0.39	$0.44
Cash dividends declared	$—	$0.25	$0.25	$0.25	$0.25

Performance Ratios:
Return on Average Assets	-0.16%	-0.02%	-0.34%	0.55%	0.62%
Return on Average Equity	-2.01%	-0.30%	-4.02%	6.36%	7.40%
Net Interest Margin (FTE)	3.20%	3.37%	3.66%	3.91%	3.94%
Book Value Per Share	$22.81	$22.88	$23.22	$24.18	$24.19
Net Charge-offs	247	4,105	892	437	169
Ratio of Net charge-offs to Gross Loans	0.05%	0.87%	0.19%	0.10%	0.04%